SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   May 28, 2002
(Date of earliest event reported)

Commission file number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 920-433-4901	39-1775292

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 920-433-1598	39-0715160

ITEM 4. CHANGES IN INDEPENDENT ACCOUNTANTS

On May 28, 2002, the Audit Committee of WPS Resources Corporation's Board of Directors dismissed Arthur Andersen LLP as the principal accountants of WPS Resources and its subsidiary, Wisconsin Public Service Corporation, following the completion of Arthur Andersen's limited review of their results of operations for the first quarter ending March 31, 2002. Prior to this decision, Arthur Andersen had been engaged by WPS Resources and Wisconsin Public Service as their principal accountants to audit their financial statements and those of their subsidiaries.

The reports of Arthur Andersen on the financial statements of WPS Resources and Wisconsin Public Service as of December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During 2000, 2001, or the period January 1, 2002 to date, there have been no disagreements with Arthur Andersen regarding accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen would have caused Arthur Andersen to make reference thereto in its report for those periods.

WPS Resources and Wisconsin Public Service Corporation have requested that Arthur Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Arthur Andersen's letter dated May 29, 2002 is included with this Form 8-K as exhibit 16.1.

Effective May 28, 2002, the Audit Committee of WPS Resources' Board of Directors appointed Deloitte & Touche LLP as its new independent accountants, to act as the principal accountants in auditing the financial statements of WPS Resources and its subsidiaries. Neither WPS Resources nor any of its subsidiaries has consulted with Deloitte & Touche regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K in 2000, 2001, or the period January 1, 2002 to date.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
	(c)	Exhibits
	16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Diane L. Ford Diane L. Ford Vice President - Controller and Chief Accounting Officer

Date: May 29, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION By: /s/ Diane L. Ford Diane L. Ford Vice President - Controller and Chief Accounting Officer

Date: May 29, 2002